Exhibit 99.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3

Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386 and 333-157459.

• Form S-8

Nos. 33-50206, 33-64985, 333-02809, 333-02811, 333-49124, 333-56589, 333-65487, 333-77425, 333-94905, 333-58460, 333-58458, 333-63016, 333-89442, 333-101134, 333-107166, 333-112928, 333-124635, 333-148844, 333-148846, 333-154759, 333-159128, 333-163852, 333-166215 and 333-166242.

of Citigroup Inc. of our reports dated February 26, 2010, except as to Notes 4, 7, 19, and 23 which are as of June 25, 2010, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (“Citigroup”) as of December 31, 2009 and 2008, the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2009 and 2008, and Citigroup’s effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in Exhibit 99.02 of Citigroup’s Current Report on Form 8K filed on June 25, 2010. The aforementioned report with respect to the consolidated financial statements of Citigroup refers to changes in Citigroup’s methods of accounting for other-than-temporary impairments on investment securities, business combinations, noncontrolling interests in subsidiaries, and earnings per share.

New York, New York

June 25, 2010

145